         Form of Amended Exhibit A to the Investment B Rule 12b-1 Plan

                                                                     (m)(iii)(A)

                                                  Dated: March 15, 2000
                                                  Amended: April 4, 2001

                                    FORM OF
                                   EXHIBIT A
                                      to
                               FIFTH THIRD FUNDS
                         INVESTMENT B RULE 12b-1 PLAN

                              Investment B Shares


          The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Fifth Third Prime Money Market Fund               Fifth Third Large Cap Growth Fund
Fifth Third Quality Growth Fund                   Fifth Third Equity Index Fund
Fifth Third Equity Income Fund                    Fifth Third Large Cap Value Fund
Fifth Third Pinnacle Fund                         Fifth Third Short Term Bond Fund
Fifth Third Balanced Fund                         Fifth Third Michigan Municipal Bond Fund
Fifth Third Mid Cap Fund                          Fifth Third Municipal Bond Fund
Fifth Third International Equity Fund
Fifth Third Technology Fund
Fifth Third Intermediate Bond Fund
Fifth Third Long Term Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Multicap Fund
Fifth Third Microcap Fund
Fifth Third International GDP Fund
Fifth Third Small Cap Growth Fund


                                   FIFTH THIRD FUNDS

                                   By:____________________________
                                   Jeffrey Cusick, Vice President